SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 17, 2007 (January 17, 2007)

TRAFFIX, INC.
(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27046 (Commission File Number)	22-3322277 (I.R.S. Employer Identification No.)

One Blue Hill Plaza, Pearl River, New York (Address of principal executive offices)	10965 (Zip Code)

Registrant’s telephone number, including area code: (845) 620-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TRAFFIX, INC.
INDEX TO FORM 8-K
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
JANUARY 17, 2007

ITEMS IN FORM 8-K

		Page

Facing Page		1

Item 5.02	Departure of Directors or Principal Executive Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers	3

Signatures		4

Item 5.02.	Departure of Directors or Principal Executive Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2007, our Board of Directors, in accordance with the recommendations of its Compensation Committee, (i) increased the base salary of our Chief Financial Officer, Daniel Harvey, for the fiscal year ending November 30, 2007 from $223,000.00 per annum to $250,000.00 per annum (so that such increase is granted retroactive to December 1, 2006), and (ii) authorized the continued payment to Mr. Harvey of a car allowance of $1,000 per month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2007	TRAFFIX, INC.

	By:	/s/ Jeffrey L. Schwartz
Jeffrey L. Schwartz
Chief Executive Officer